UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 3, 2006

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

INDEX

Item	Description

1.01	Entry into a Material Definitive Agreement

9.01	Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01  Entry into a Material Definitive Agreement

A.            Amendment to Stock Incentive Plan.

Effective January 3, 2006, the Compensation Committee of the Board of Directors of InFocus Corporation (the “Company”) adopted an amended Section 10.3 of the Company’s 1998 Stock Incentive Plan (the “Plan”).  The Compensation Committee acts as the administrator of the Plan.

Section 10.3 of the Plan previously provided for accelerated vesting of all outstanding stock options in the event of a change of control of the Company.  As amended, Section 10.3 provides for accelerated vesting in the event of a change of control of all stock options granted prior to December 31, 2005, but the vesting acceleration (if any) of options granted on or after January 1, 2006 will be determined by the administrator of the Plan in granting each particular option.

The text of the amendment is attached hereto as Exhibit 10 and is incorporated herein.  The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit and the Plan.

B.            Executive Compensation.

Incentive Stock Option Grants.  Effective January 3, 2006, the Compensation Committee granted incentive stock options to officers of the Company as follows:

Officer	Number of Shares

Kyle Ranson	75,000
Scott Ballantyne	35,000
Roger Rowe	30,000
Joseph O’Sullivan	30,000
Phyllis McCullagh	10,000
Candace Petersen	20,000
Steven Stark	20,000
Monique Herman	20,000
J.B. Daines	20,000

The options were granted under the Plan at an exercise price equal to the last reported sales price of the Company’s common stock on the NASDAQ National Market System on January 3, 2006.  Each of the options has a term of five (5) years and becomes exercisable as to 40% of the total shares covered thereby at the end of the 12-month period of the optionee’s continuous employment with the Company following the date of grant, and thereafter becomes exercisable as to an additional 2.5% of the total shares at the end of each month of continuous employment with the Company.

The options shall become immediately exercisable, without regard to any contingent vesting provision to which such options may have otherwise been subject, in the event (i) the optionee’s employment is involuntarily terminated other than for cause within twelve (12) months after a change of control of the Company, or (ii) the optionee resigns with good reason within twelve (12) months after a change of control.

Performance Option Grants.  Effective January 3, 2006, the Compensation Committee granted performance stock options to officers of the Company as follows:

Officer	Number of Shares

Kyle Ranson	75,000
Scott Ballantyne	30,000
Roger Rowe	30,000
Joseph O’Sullivan	30,000
Phyllis McCullagh	15,000
Candace Petersen	15,000
Steven Stark	15,000
Monique Herman	15,000
J.B. Daines	15,000

The performance stock options were granted under the Plan with an exercise price equal to the last reported sales price of the Company’s common stock on the NASDAQ National Market System on January 3, 2006.  The performance stock options have a term of five (5) years.

The performance stock options become exercisable on February 6, 2007 as to up to 40% of the total shares if the Company achieves certain operating income goals, and as to up to an additional 2.6% of the total shares each month thereafter.

The performance stock options shall become immediately exercisable, without regard to any contingent vesting provision to which such options may have otherwise been subject, in the event (i) the optionee’s employment is involuntarily terminated other than for cause within twelve (12) months after a change of control of the Company, or (ii) the optionee resigns with good reason within twelve (12) months after a change of control; provided, that in the event the change of control occurs prior to January 1, 2007, such options shall only vest as to 80% of the total shares.

Restricted Share Grants.  Effective January 3, 2006, the Compensation Committee granted restricted shares of the Company’s common stock to officers of the Company as follows:

Officer	Number of Shares

Roger Rowe	25,000
Joseph O’Sullivan	30,000

The shares of restricted stock were granted under the Plan.  The shares vest over a period of four years from the date of grant, with 25% vesting on the first anniversary of the grant date and an additional 25% vesting on each of the second, third and fourth anniversaries of the grant date.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith and this list is intended to constitute the exhibit index:

Exhibit	Description

10	Amendment to InFocus Corporation 1998 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 9, 2006	INFOCUS CORPORATION

		By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

		By:	/s/Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial
Officer and Secretary
(Principal Financial Officer)